SUB-ITEM 77C: Submission of matter to a vote of security holders

(a) A Special Meeting of the Shareholders of the JNL Series Trust held December 1, 2006.


(b) The meeting involved the election of Trustees. The following lists the name of each Trustee elected at the meeting, if the Trustee is a Disinterested/Independent Trustee or an Interested Trustee, and if the Trustee was an incumbent or newly elected at the meeting:

         --------------------------------- ------------------------------------------- -------------------

         WILLIAM J. CROWLEY, JR.           Disinterested/Independent Trustee           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MICHAEL BOUCHARD                  Disinterested/Independent Trustee           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         DOMINIC D'ANNUNZIO                Disinterested/Independent Trustee           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MICHELLE ENGLER                   Disinterested/Independent Trustee           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         JAMES HENRY                       Disinterested/Independent Trustee           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         RICHARD MCLELLAN                  Disinterested/Independent Trustee           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MARK D. NERUD                     Interested Trustee                          NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         WILLIAM R. RYBAK                  Disinterested/Independent Trustee           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         PATRICIA A. WOODWORTH             Disinterested/Independent Trustee           NEW

         --------------------------------- ------------------------------------------- -------------------


(c) Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:


The following proposals were voted upon at the meeting:

1. To vote on the election of Independent Trustees of the Trust:

                                                   AFFIRMATIVE            AGAINST                WITHHOLD
         MICHAEL BOUCHARD                       1,238,781,881.871      8,044,060.329          19,789,562.110
         WILLIAM J. CROWLEY, JR.                1,240,496,430.472      8,044,060.329          18,075,013.509
         DOMINIC D'ANNUNZIO                     1,240,567,870.867      8,044,060.329          18,003,573.114
         MICHELLE ENGLER                        1,239,354,668.784      8,044,060.329          19,216,775.197
         JAMES HENRY                            1,240,798,258.034      8,044,060.329          17,773,185.947
         RICHARD MCLELLAN                       1,241,295,691.730      8,044,060.329          17,275,752.251
         WILLIAM R. RYBAK                       1,240,749,110.849      8,044,060.329          17,822,333.132
         PATRICIA A. WOODWORTH                  1,241,174,050.756      8,044,060.329          17,397,393.225

2. To vote on the election of an Interested Trustee to replace an existing
Interested Trustee of the Trust.

                                                   AFFIRMATIVE            AGAINST                WITHHOLD
         MARK D. NERUD                          1,225,063,676.767      8,044,060.329          33,507,767.214

3.       To approve or disapprove a change in sub-adviser and a proposed
         Investment Sub-Advisory Agreement between Jackson National Asset
         Management, LLC ("JNAM") and PPM America, Inc. ("PPM"), under which PPM would serve as sub-adviser to the Fund.

         FUND                                    AFFIRMATIVE             AGAINST                 WITHHOLD
         ----                                    -----------             -------                 --------
         JNL/Putnam Equity Fund                 7,867,875.556          148,495.329              578,782.375

(d)  Not Applicable.